AMENDED AND RESTATED

SCHEDULE A

DATED JULY 6, 2015

TO THE

INVESTMENT ADVISORY AGREEMENT DATED FEBRUARY 27, 2015

BETWEEN

EQUINOX FUNDS TRUST AND EQUINOX INSTITUTIONAL ASSET

MANAGEMENT, LP

Series of Equinox Funds Trust

Series of Equinox Funds Trust	Effective Date

Equinox EquityHedge U.S. Strategy Fund	February 27, 2015

Equinox IPM Systematic Macro Fund	July 6, 2015

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative as of July 6, 2015.

EQUINOX FUNDS TRUST

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President

EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President

AMENDED AND RESTATED

SCHEDULE B

DATED JULY 6, 2015

TO THE

INVESTMENT ADVISORY AGREEMENT DATED FEBRUARY 27, 2015

BETWEEN

EQUINOX FUNDS TRUST AND EQUINOX INSTITUTIONAL ASSET

MANAGEMENT, LP

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Equinox EquityHedge U.S. Strategy Fund	0.95% (95 basis points)	February 27, 2015
Equinox IPM Systematic Macro Fund	1.74% (174 basis points)	July 6, 2015

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of July 6, 2015.

EQUINOX FUNDS TRUST

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President

EQUINOX INSTITUTIONAL ASSET MANAGEMENT, LP

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	President